Exhibit 99.1

CONTACT:	MICHAEL SHRINER, PRESIDENT & CEO JAWAD CHAUDHRY, EVP, CFO & TREASURER (201) 823-0700

BCB Bancorp, Inc. Reports Net Loss of $12.0 Million in Fourth Quarter 2025

BAYONNE, N.J., January 30, 2026 — BCB Bancorp, Inc. (the “Company”), (NASDAQ: BCBP), the holding company for BCB Community Bank (the “Bank”), today reported a net loss of $12.0 million for the fourth quarter of 2025, compared to net income of $4.3 million in the third quarter of 2025, and net income of $3.3 million for the fourth quarter of 2024. The Company’s loss per diluted share for the fourth quarter was ($0.73) compared to earnings per diluted share of $0.22 in the preceding quarter and $0.16 in the fourth quarter of 2024.

The Company also announced that its Board of Directors has declared a regular quarterly cash dividend of $0.08 per share. The dividend will be payable on February 26, 2026, to common shareholders of record on February 11, 2026.

“As previously noted in our Form 8-K filed on January 16, 2026, our fourth—quarter results reflect a $15.1 million pre-tax write-down on an isolated cannabis-related real estate owned (REO) property, as well as $16.3 million in additional net charge-offs, primarily within the Bank’s C&I loan portfolio. Throughout 2025, management took decisive, proactive steps to address asset quality while simultaneously strengthening our capital position and liquidity profile. These actions have created a more resilient foundation and position us well as we enter 2026,” said Michael Shriner, President and Chief Executive Officer of BCB Bank.

“In alignment with our commitment to prudent balance-sheet management, the Board of Directors has made the strategic decision to adjust our quarterly cash dividend to $0.08 per share. The Board continues to prioritize long-term shareholder value creation, focusing on improving earnings performance and disciplined capital allocation,” added Mr. Shriner.

Executive Summary

•	Total deposits were $2.674 billion at December 31, 2025, compared to $2.687 billion at September 30, 2025.

•	Net interest margin increased to 3.03 percent for the fourth quarter of 2025, compared to 2.88 percent for the third quarter of 2025, and 2.53 percent for the fourth quarter of 2024.

•	The total yield on our interest-earning assets was 5.32 percent for the fourth quarter of 2025, compared to 5.23 percent for the third quarter of 2025, and 5.33 percent for the fourth quarter of 2024.

•

The total cost of our interest-bearing liabilities decreased 8 basis points to 2.98 percent for the fourth quarter of 2025, compared to 3.06 percent for the third quarter of 2025, and decreased 59 basis points from 3.57 percent for the fourth quarter of 2024.

•	The efficiency ratio for the fourth quarter was 120.0 percent compared to 62.6 percent in the prior quarter, and 62.1 percent in the fourth quarter of 2024.

•	The annualized return on average assets ratio for the fourth quarter was (1.44) percent, compared to 0.50 percent in the prior quarter, and 0.36 percent in the fourth quarter of 2024.

•	The annualized return on average equity ratio for the fourth quarter was (15.0) percent, compared to 5.4 percent in the prior quarter, and 4.0 percent in the fourth quarter of 2024.

•

The allowance for credit losses (“ACL”) as a percentage of non-accrual loans was 53.3 percent at December 31, 2025, compared to 40.4 percent at the prior quarter-end and 77.8 percent at December 31, 2024. Total non-accrual loans were $63.3 million at December 31, 2025, $93.5 million at September 30, 2025, and $44.7 million at December 31, 2024. The sequential decline in non-accruals resulted primarily from the favorable resolution of non-accrual loans, underscoring management’s disciplined approach to improving overall asset quality.

•

The provision for credit losses was $12.2 million in the fourth quarter of 2025 compared to $4.1 million for the third quarter of 2025. In the fourth quarter of 2024, the Bank recorded a provision for credit losses of $4.2 million.

•	Total loans receivable, net of the allowance for credit losses, of $2.691 billion at December 31, 2025, decreased from $2.996 billion at December 31, 2024.

BCBP Reports Fourth Quarter 2025 Results

January 30, 2026

Balance Sheet Review

Total assets decreased by $319.7 million, or 8.9 percent, to $3.279 billion at December 31, 2025, from $3.599 billion at December 31, 2024. This decrease is largely the result of a successful strategic initiative to enhance our capital ratios. The decrease in total assets was mainly driven by decreases in cash and cash equivalents and net loans.

Total cash and cash equivalents decreased by $40.7 million, or 12.8 percent, to $276.6 million at December 31, 2025, from $317.3 million at December 31, 2024. The decrease in cash was primarily due to the reduction of the Bank’s exposure to wholesale funding by paying down higher cost brokered deposits and FHLB advances.

Loans receivable, net, decreased by $305.2 million, or 10.2 percent, to $2.691 billion at December 31, 2025, from $2.996 billion at December 31, 2024, due to loan sales, payoffs, paydowns and charge-offs. Total loan decreases during the period included decreases totaling $151.0 million in commercial real estate and multi-family loans, $90.6 in commercial business loans, $61.5 million in construction loans and $5.6 million in 1-4 family residential loans and home equity loans. The allowance for credit losses decreased $1.1 million to $33.7 million, or 53.3 percent of non-accruing loans and 1.24 percent of gross loans, at December 31, 2025, as compared to an allowance for credit losses of $34.8 million, or 77.8 percent of non-accruing loans and 1.15 percent of gross loans, at December 31, 2024.

Total investments increased by $24.4 million, or 21.9 percent, to $135.6 million at December 31, 2025, from $111.2 million at December 31, 2024, representing current year purchases, net of investments called during 2025.

Deposits decreased by $77.3 million, or 2.8 percent, to $2.674 billion at December 31, 2025, from $2.751 billion at December 31, 2024. Brokered deposits, transaction accounts and savings accounts decreased $97.1 million, $41.8 million and $8.8 million, respectively, and were offset by increases in money market accounts and certificate of deposit accounts which totaled $70.7 million.

Debt obligations decreased by $220.1 million to $278.2 million at December 31, 2025, from $498.3 million at December 31, 2024, due to maturities and paydowns of our FHLB advances. The weighted average interest rate of FHLB advances was 4.53 percent at December 31, 2025, and 4.35 percent at December 31, 2024. The weighted average maturity of FHLB advances as of December 31, 2025 was 0.46 years. The interest rate of our subordinated debt balances was 9.25 percent at December 31, 2025 and December 31, 2024.

Stockholders’ equity decreased by $19.6 million, or 6.1 percent, to $304.3 million at December 31, 2025, from $323.9 million at December 31, 2024. The decrease was attributable to the decrease in retained earnings of $25.4 million, or 17.9 percent, to $116.4 million at December 31, 2025, from $141.9 million at December 31, 2024, caused largely by the $12.5 million net loss in 2025, due to additions to the allowance for credit losses and the $15.1 million (pre-tax) write down of the cannabis-related REO property. Offsetting this was a decrease in our accumulated other comprehensive loss and an increase in our additional paid in capital.

Fourth Quarter 2025 Income Statement Review

The Company reported a net loss of $12.0 million for the quarter ended December 31, 2025, compared to net income of $3.3 million for the quarter ended December 31, 2024. This decrease was due to a $15.1 million charge on an OREO property in the fourth quarter of 2025 and $8.0 million more in credit loss provisioning. This was offset by $6.7 million less in income tax provisioning and $2.0 million more in net interest income for the same period.

Interest income decreased by $4.1 million, or 8.8 percent, to $42.5 million for the fourth quarter of 2025 from $46.7 million for the fourth quarter of 2024. The average balance of interest-earning assets decreased $330.3 million, or 9.4 percent, to $3.172 billion for the fourth quarter of 2025 from $3.502 billion for the fourth quarter of 2024, while the average yield decreased 1 basis point to 5.32 percent for the fourth quarter of 2025 from 5.33 percent for the fourth quarter of 2024.

Interest expense decreased by $6.1 million to $18.3 million for the fourth quarter of 2025 from $24.5 million for the fourth quarter of 2024. The decrease resulted from a decrease in the average rate paid on interest-bearing liabilities of 59 basis points to 2.98 percent for the fourth quarter of 2025 from 3.57 percent for the fourth quarter of 2024, while the average balance of interest-bearing liabilities decreased by $307.3 million to $2.435 billion for the fourth quarter of 2025 from $2.743 billion for the fourth quarter of 2024.

BCBP Reports Fourth Quarter 2025 Results

January 30, 2026

The net interest margin increased to 3.03 percent for the fourth quarter of 2025 compared to 2.53 percent for the fourth quarter of 2024. The increase in the net interest margin compared to the fourth quarter of 2024 was the result of a decrease in the cost of interest-bearing liabilities, slightly offset by a decrease in the yield on interest-earning assets.

During the fourth quarter of 2025, the Company recognized $16.3 million in net charge-offs compared to $4.1 million in net charge-offs in the fourth quarter of 2024. In the fourth quarter of 2025, the net charge-offs primarily related to the Bank’s C&I loan portfolio. The largest of these charge-offs was a $6.4 million C&I loan, and $1.4 million of these net charge-offs were attributable to the Bank’s Business Express loans. The Bank had non-accrual loans totaling $63.3 million, or 2.32 percent of gross loans, at December 31, 2025, as compared to $44.7 million, or 1.48 percent of gross loans, at December 31, 2024. The allowance for credit losses on loans was $33.7 million, or 1.24 percent of gross loans, at December 31, 2025, and $34.8 million, or 1.15 percent of gross loans, at December 31, 2024. The provision for credit losses was $12.2 million for the fourth quarter of 2025 compared to $4.2 million for the fourth quarter of 2024. Management believes that the allowance for credit losses on loans was adequate at December 31, 2025, and December 31, 2024.

Non-interest income increased by $1.0 million to $1.9 million for the fourth quarter of 2025 from $938 thousand in the fourth quarter of 2024. The increase in total non-interest income was mainly related to a $562 thousand increase in gains on sale of loans as prior year included $554 thousand of losses on loan sales, an increase in BOLI income of $365 thousand, and less realized and unrealized losses on equity investments of $234 thousand.

Non-interest expense increased by $17.0 million, or 118.5 percent, to $31.4 million for the fourth quarter of 2025 compared to non-interest expense of $14.4 million for the fourth quarter of 2024. The increase in these expenses for the fourth quarter of 2025 was primarily driven by REO property expenses of $15.1 million recorded in the fourth quarter of 2025 tied to the write-down of the cannabis-related REO property. Salaries and employee benefits, professional fees, advertising and promotions and data processing costs increased $843 thousand, $235 thousand, $234 thousand and $228 thousand, respectively.

The income tax provision decreased by $6.7 million, to an income tax benefit of $5.4 million for the fourth quarter of 2025 when compared to a $1.3 million provision for the fourth quarter of 2024.

Year-to-Date Income Statement Review

Net income decreased by $31.2 million to a net loss of $12.5 million for the twelve months ended December 31, 2025, from earnings of $18.6 million for the twelve months ended December 31, 2024. The decrease in net income was driven primarily by provisioning for loan loss expense being $30.4 million higher and non-interest expense being $20.8 million higher. This was offset by the tax provision being $13.4 million lower, non-interest income being $5.6 million higher, and the net interest income being $1.0 million higher.

Net interest income was $1.0 million higher as interest expense decreased by $22.1 million, or 21.6 percent, to $79.9 million for the twelve months ended December 31, 2025, from $102.0 million for the twelve months ended December 31, 2024. Offsetting the decrease in interest expense, interest income decreased by $21.1 million, or 10.9 percent, to $173.0 million for 2025, from $194.0 million for 2024. The average balance of interest-earning assets decreased $308.5 million, or 8.6 percent, to $3.296 billion at December 31, 2025, from $3.605 billion at December 31, 2024. The average yield decreased 13 basis points to 5.25 percent from 5.38 percent when comparing the twelve months ended December 31, 2025, with the twelve months ended December 31, 2024. The decrease in interest earning assets was primarily a result of loans and interest-bearing bank balances declining, on average, $298.6 million and $38.8 million, respectively. This was offset by an increase in average investment securities of $28.9 million.

Net interest margin increased to 2.82 percent for the twelve months ended December 31, 2025, compared to 2.55 percent for the twelve months ended December 31, 2024. The increase in the net interest margin compared to the prior period was the result of a decrease in the cost of the Company’s interest-bearing liabilities by 43 basis points to 3.14 percent. Offsetting that, somewhat, was a decrease in the rate earned on earning assets, which decreased 13 basis points to 5.25 percent.

BCBP Reports Fourth Quarter 2025 Results

January 30, 2026

During the twelve months ended December 31, 2025, the Company experienced $43.1 million in net charge-offs compared to $10.4 million in net charge-offs for the twelve months ended December 31, 2024. The elevated net charge -offs were partly driven by the $12.7 million of net charge-off recorded in connection with the elimination of previously established specific reserves for a cannabis-related relationship as disclosed in a third quarter press release. Additionally, the Bank recorded higher net charge-offs in the C&I portfolio of $29.2 million of which $9.8 million were related to the Bank’s Business Express loans. The provision for credit losses increased from $11.6 million for the twelve months ended December 31, 2024, to $42.0 million for the twelve months ended December 31, 2025.

Non-interest income increased by $5.6 million to $8.6 million for the twelve months ended December 31, 2025, from $2.9 million for the twelve months ended December 31, 2024. In 2024, the Bank recorded a loss on sale of loans of $5.3 million. BOLI and fees and service charges also increased $692 thousand and $245 thousand in 2025. Offsetting this was a decrease in 2025 on realized and unrealized losses and gains on equity investments of $679 thousand.

Non-interest expense increased by $20.8 million, or 36.3 percent, to $77.9 million for the twelve months ended December 31, 2025, from $57.1 million for the twelve months ended December 31, 2024. The increase in operating expenses for 2025 was driven primarily by the Bank recording a one-time $15.1 million expense on the previously disclosed cannabis-related REO property in the fourth quarter of 2025 and salaries and employee benefits increasing $3.2 million for the twelve months ended December 31, 2025, compared to the same period in 2024. Data processing costs also increased $959 thousand when comparing the twelve months ended December 31, 2025 with the same period one year earlier.

The income tax provision decreased by $13.4 million to an income tax benefit of $5.8 million for the twelve months ended December 31, 2025 when compared to a $7.6 million provision for the twelve month period ended December 31, 2024.

Asset Quality

During the fourth quarter of 2025, the Company recognized $16.3 million in net charge offs, compared to $4.1 million in net charge-offs for the fourth quarter of 2024. The Company also took a $15.1 million pre-tax write-down on an isolated cannabis-related real estate owned (REO) property during the fourth quarter.

The Bank had non-accrual loans totaling $63.3 million, or 2.32 percent of gross loans, at December 31, 2025, as compared to $44.7 million, or 1.48 percent of gross loans, at December 31, 2024. The allowance for credit losses was $33.7 million, or 1.24 percent of gross loans, at December 31, 2025, and $34.8 million, or 1.15 percent of gross loans, at December 31, 2024. The allowance for credit losses was 53.3 percent of non-accrual loans at December 31, 2025, and 77.8 percent of non-accrual loans at December 31, 2024.

BCBP Reports Fourth Quarter 2025 Results

January 30, 2026

About BCB Bancorp, Inc.

Established in 2000 and headquartered in Bayonne, N.J., BCB Community Bank is the wholly-owned subsidiary of BCB Bancorp, Inc. (NASDAQ: BCBP). The Bank has twenty-three branch offices in Bayonne, Edison, Hoboken, Fairfield, Holmdel, Jersey City, Lyndhurst, Maplewood, Monroe Township, Newark, Parsippany, Plainsboro, River Edge, Rutherford, South Orange, Union, and Woodbridge, New Jersey, and four branches in Hicksville and Staten Island, New York. The Bank provides businesses and individuals a wide range of loans, deposit products, and retail and commercial banking services. For more information, please go to www.bcb.bank.

Forward-Looking Statements

This release, like many written and oral communications presented by BCB Bancorp, Inc., and our authorized officers, may contain certain forward-looking statements regarding our prospective performance and strategies within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of said safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of the Company, are generally identified by use of words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “seek,” “strive,” “try,” or future or conditional verbs such as “could,” “may,” “should,” “will,” “would,” or similar expressions. Our ability to predict results or the actual effects of our plans or strategies is inherently uncertain. Accordingly, actual results may differ materially from anticipated results.

The most significant factors that could cause future results to differ materially from those anticipated by our forward-looking statements include the potential impact of another Federal budget stalemate in Congress, global tariffs imposed by the Trump administration, higher inflation levels, and general economic concerns, all of which could impact economic growth and could cause increased loan delinquencies, a reduction in financial transactions and business activities, including decreased deposits and reduced loan originations. Other factors that could cause future results to vary materially from current management expectations as reflected in our forward-looking statements include, but are not limited to: our ability to manage liquidity and capital in a rapidly changing and unpredictable market, supply chain disruptions, labor shortages, the global impact of the military conflicts in the Ukraine and the Middle East; unfavorable economic conditions in the United States generally and particularly in our primary market area; the Company’s ability to effectively attract and deploy deposits; changes in the Company’s corporate strategies, the composition of its assets, or the way in which it funds those assets; shifts in investor sentiment or behavior in the securities, capital, or other financial markets, including changes in market liquidity or volatility; the effects of declines in real estate values that may adversely impact the collateral underlying our loans; increase in unemployment levels and slowdowns in economic growth; our level of non-performing assets and the costs associated with resolving any problem loans including litigation and other costs; the impact of changes in interest rates and the credit quality and strength of underlying collateral and the effect of such changes on the market value of our loan and investment securities portfolios; the credit risk associated with our loan portfolio; changes in the quality and composition of the Bank’s loan and investment portfolios; changes in our ability to access cost-effective funding; deposit flows; legislative and regulatory changes, including increases in Federal Deposit Insurance Corporation, or FDIC, insurance rates; monetary and fiscal policies of the federal and state governments; changes in tax policies, rates and regulations of federal, state and local tax authorities; demands for our loan products; demand for financial services; competition; changes in the securities or secondary mortgage markets; changes in management’s business strategies; changes in consumer spending; our ability to hire and retain key employees; the effects of any reputational, credit, interest rate, market, operational, legal, liquidity, or regulatory risk; expanding regulatory requirements which could adversely affect operating results; civil unrest in the communities that we serve; and other factors discussed elsewhere in this report, and in other reports we filed with the SEC, including under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K filed for the year ended December 31, 2024, and our other periodic reports that we file with the SEC.

Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

BCBP Reports Fourth Quarter 2025 Results

January 30, 2026

Explanation of Non-GAAP Financial Measures

Reported amounts are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). This press release also contains certain supplemental Non-GAAP information that the Company’s management uses in its analysis of the Company’s financial results. The Company’s management believes that providing this information to analysts and investors allows them to better understand and evaluate the Company’s financial results for the periods in question.

The Company provides measurements and ratios based on tangible stockholders’ equity and efficiency ratios. These measures are utilized by regulators and market analysts to evaluate a company’s financial condition and, therefore, the Company’s management believes that such information is useful to investors. For a reconciliation of GAAP to Non-GAAP financial measures included in this press release, see “Reconciliation of GAAP to Non-GAAP Financial Measures” below.

BCBP Reports Fourth Quarter 2025 Results

January 30, 2026

	Statements of Operations -Three Months Ended,
	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025 vs. September 30, 2025	December 31, 2025 vs. December 31, 2024
	(In thousands, except per share amounts, Unaudited)
Interest and dividend income:
Loans, including fees	$38,344	$38,278	$41,431	0.2%	-7.5%
Mortgage-backed securities	772	843	473	-8.4%	63.2%
Other investment securities	914	1,114	978	-18.0%	-6.5%
FHLB stock and other interest-earning assets	2,514	2,807	3,771	-10.4%	-33.3%

Total interest and dividend income	42,544	43,042	46,653	-1.2%	-8.8%

Interest expense:
Deposits:
Demand	5,196	5,608	5,866	-7.3%	-11.4%
Savings and club	213	233	156	-8.6%	36.5%
Certificates of deposit	9,125	9,445	12,218	-3.4%	-25.3%

	14,534	15,286	18,240	-4.9%	-20.3%
Borrowings	3,787	4,045	6,219	-6.4%	-39.1%

Total interest expense	18,321	19,331	24,459	-5.2%	-25.1%

Net interest income	24,223	23,711	22,194	2.2%	9.1%
Provision for credit losses	12,195	4,080	4,154	198.9%	193.6%

Net interest income after provision for credit losses	12,028	19,631	18,040	-38.7%	-33.3%

Non-interest income income :
Fees and service charges	1,173	1,311	1,187	-10.5%	-1.2%
Gain (loss) on sales of loans	8	21	(554)	0.0%	-101.4%
Realized and unrealized (loss) gain on equity investments	(427)	350	(661)	-222.0%	-35.4%
Bank-owned life insurance (“BOLI”) income	1,001	931	636	7.5%	57.4%
Other	188	132	330	42.4%	-43.0%

Total non-interest income	1,943	2,745	938	-29.2%	107.1%

Non-interest expense:
Salaries and employee benefits	7,960	8,324	7,117	-4.4%	11.8%
Occupancy and equipment	2,617	2,562	2,483	2.1%	5.4%
Data processing and communications	1,982	2,047	1,754	-3.2%	13.0%
Professional fees	834	800	599	4.3%	39.2%
Director fees	315	305	269	3.3%	17.1%
Regulatory assessment fees	790	984	769	-19.7%	2.7%
Advertising and promotions	446	284	212	57.0%	110.4%
Other real estate owned, net	15,077	—	—	0.0%	#DIV/0!
Other	1,364	1,264	1,164	7.9%	17.2%

Total non-interest expense	31,385	16,570	14,367	89.4%	118.5%

(Loss) Income before income tax (benefit) provision	(17,414)	5,806	4,611	-399.9%	-477.7%
Income tax (benefit) provision	(5,385)	1,544	1,339	-448.8%	-502.2%

Net (Loss) Income	(12,029)	4,262	3,272	-382.2%	-467.6%
Preferred stock dividends	482	482	475	0.0%	1.6%

Net (Loss) Income available to common stockholders	$(12,511)	$3,780	$2,797	-431.0%	-547.3%

Net (Loss) Income per common share-basic and diluted
Basic	$(0.73)	$0.22	$0.16	-430.2%	-542.3%

Diluted	$(0.73)	$0.22	$0.16	-430.2%	-543.6%

Weighted average number of common shares outstanding
Basic	17,249	17,207	17,056	0.2%	1.1%

Diluted	17,249	17,207	17,108	0.2%	0.8%

BCBP Reports Fourth Quarter 2025 Results

January 30, 2026

	Statements of Operations -Twelve Months Ended,
	December 31, 2025	December 31, 2024	December 31, 2025 vs. December 31, 2024
	(In thousands, except per share amounts, Unaudited)
Interest and dividend income:
Loans, including fees	$154,199	$172,046	-10.4%
Mortgage-backed securities	2,941	1,378	113.4%
Other investment securities	4,053	3,953	2.5%
FHLB stock and other interest-earning assets	11,766	16,632	-29.3%

Total interest and dividend income	172,959	194,009	-10.9%

Interest expense:
Deposits:
Demand	21,806	22,158	-1.6%
Savings and club	814	620	31.3%
Certificates of deposit	38,502	55,442	-30.6%

	61,122	78,220	-21.9%
Borrowings	18,796	23,768	-20.9%

Total interest expense	79,918	101,988	-21.6%

Net interest income	93,041	92,021	1.1%
Provision for credit losses	42,011	11,570	263.1%

Net interest income after provision for credit losses	51,030	80,451	-36.6%

Non-interest income :
Fees and service charges	4,962	4,717	5.2%
Gain (loss) on sales of loans	29	(5,325)	-100.5%
Realized and unrealized gain (loss) on equity investments	(300)	379	-179.2%
Bank-owned life insurance (“BOLI”) income	3,326	2,634	26.3%
Other	538	535	0.6%

Total non-interest income	8,555	2,940	191.0%

Non-interest expense:
Salaries and employee benefits	31,400	28,229	11.2%
Occupancy and equipment	10,404	10,247	1.5%
Data processing and communications	7,919	6,960	13.8%
Professional fees	3,093	2,416	28.0%
Director fees	1,351	1,151	17.4%
Regulatory assessments	3,287	3,530	-6.9%
Advertising and promotions	1,125	863	30.4%
Other real estate owned, net	15,077	—	0.0%
Other	4,227	3,725	13.5%

Total non-interest expense	77,883	57,121	36.3%

(Loss) Income before income tax (benefit) provision	(18,298)	26,270	-169.7%
Income tax (benefit) provision	(5,771)	7,647	-175.5%

Net (Loss) Income	(12,527)	18,623	-167.3%
Preferred stock dividends	1,929	1,832	5.3%

Net (Loss) Income available to common stockholders	$(14,456)	$16,791	-186.1%

Net (Loss) Income per common share-basic and diluted
Basic	$(0.84)	$0.99	-185.2%

Diluted	$(0.84)	$0.99	-185.2%

Weighted average number of common shares outstanding
Basic	17,186	17,007	1.1%

Diluted	17,186	17,018	1.0%

BCBP Reports Fourth Quarter 2025 Results

January 30, 2026

Statements of Financial Condition	December 31, 2025	September 30, 2025	December 31,2024	December 31, 2025 vs. September 30, 2025	December 31, 2025 vs. December 31, 2024
	(In Thousands, Unaudited)
ASSETS
Cash and amounts due from depository institutions	$13,794	$13,090 $	14,075	5.4%	-2.0%
Interest-earning deposits	262,790	236,524	303,207	11.1%	-13.3%

Total cash and cash equivalents	276,584	249,614	317,282	10.8%	-12.8%

Interest-earning time deposits	735	735	735	—	—
Debt securities available for sale	126,395	115,693	101,717	9.3%	24.3%
Equity investments	9,172	9,599	9,472	-4.4%	-3.2%
Loans receivable, net of allowance for credit losses on loans of $33,691, $37,803 and $34,789, respectively	2,691,091	2,788,932	2,996,259	-3.5%	-10.2%
Federal Home Loan Bank of New York (“FHLB”) stock, at cost	14,176	16,281	24,272	-12.9%	-41.6%
Premises and equipment, net	12,056	12,139	12,569	-0.7%	-4.1%
Accrued interest receivable	13,834	15,800	15,176	-12.4%	-8.8%
Other real estate owned	5,000	20,077	—	—	—
Deferred income taxes	22,209	21,544	17,181	3.1%	29.3%
Goodwill	5,253	5,253	5,253	0.0%	0.0%
Operating lease right-of-use asset	10,660	11,257	12,686	-5.3%	-16.0%
Bank-owned life insurance (“BOLI”)	79,366	78,365	76,040	1.3%	4.4%
Other assets	12,935	7,776	10,476	66.3%	23.5%

Total Assets	$3,279,466	$3,353,065	$3,599,118	-2.2%	-8.9%

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Non-interest bearing deposits	$531,140	$536,908	$520,387	-1.1%	2.1%
Interest bearing deposits	2,142,433	2,150,479	2,230,471	-0.4%	-3.9%

Total deposits	2,673,573	2,687,387	2,750,858	-0.5%	-2.8%
FHLB advances	235,000	280,774	455,361	-16.3%	-48.4%
Subordinated debentures	43,210	43,148	42,961	0.1%	0.6%
Operating lease liability	11,140	11,737	13,139	-5.1%	-15.2%
Other liabilities	12,259	11,566	12,874	6.0%	-4.8%

Total Liabilities	2,975,182	3,034,612	3,275,193	-2.0%	-9.2%

STOCKHOLDERS’ EQUITY
Preferred stock: $0.01 par value, 10,000 shares authorized	—	—	—	—	—
Additional paid-in capital preferred stock	25,243	25,243	24,723	0.0%	2.1%
Common stock: no par value, 40,000 shares authorized	—	—	—	—	—
Additional paid-in capital common stock	203,429	202,843	200,935	0.3%	1.2%
Retained earnings	116,415	131,670	141,853	-11.6%	-17.9%
Accumulated other comprehensive loss	(2,456)	(2,956)	(5,239)	-16.9%	-53.1%
Treasury stock, at cost	(38,347)	(38,347)	(38,347)	0.0%	0.0%

Total Stockholders’ Equity	304,284	318,453	323,925	-4.4%	-6.1%

Total Liabilities and Stockholders’ Equity	$3,279,466	$3,353,065	$3,599,118	-2.2%	-8.9%

Outstanding common shares	17,274	17,228	17,063

BCBP Reports Fourth Quarter 2025 Results

January 30, 2026

	Three Months Ended December 31,
	2025			2024
	Average Balance	Interest Earned/Paid	Average Yield/Rate (3)	Average Balance	Interest Earned/Paid	Average Yield/Rate (3)
	(Dollars in thousands)
Interest-earning assets:
Loans Receivable (4)(5)	$2,786,127	$38,344	5.46%	$3,081,846	$41,431	5.38%
Investment Securities	129,003	1,686	5.23%	110,447	1,451	5.26%
Other Interest-earning assets (6)	256,717	2,514	3.89%	309,804	3,771	4.87%

Total Interest-earning assets	3,171,847	42,544	5.32%	3,502,097	46,653	5.33%

Non-interest-earning assets	142,769			124,554

Total assets	$3,314,616			$3,626,651

Interest-bearing liabilities:
Interest-bearing demand accounts	$494,924	$1,947	1.56%	$551,971	$2,682	1.94%
Money market accounts	418,341	3,249	3.08%	380,136	3,184	3.35%
Savings accounts	251,139	213	0.34%	254,093	156	0.25%
Certificates of Deposit	979,743	9,125	3.70%	1,048,341	12,218	4.66%

Total interest-bearing deposits	2,144,147	14,534	2.69%	2,234,541	18,240	3.27%
Borrowed funds	291,161	3,787	5.16%	508,113	6,219	4.90%

Total interest-bearing liabilities	2,435,308	18,321	2.98%	2,742,654	24,459	3.57%

Non-interest-bearing liabilities	560,936			560,345

Total liabilities	2,996,244			3,302,999
Stockholders’ equity	318,372			323,652

Total liabilities and stockholders’ equity	$3,314,616			$3,626,651

Net interest income		$24,223			$22,194

Net interest rate spread(1)			2.34%			1.76%

Net interest margin(2)			3.03%			2.53%

(1)	Net interest rate spread represents the difference between the average yield on average interest-earning assets and the average cost of average interest-bearing liabilities.
(2)	Net interest margin represents net interest income divided by average total interest-earning assets.
(3)	Annualized.
(4)	Excludes allowance for credit losses.
(5)	Includes non-accrual loans.
(6)	Includes Federal Home Loan Bank of New York Stock.

BCBP Reports Fourth Quarter 2025 Results

January 30, 2026

	Year Ended December 31,
	2025			2024
	Average Balance	Interest Earned/Paid	Average Yield/Rate (3)	Average Balance	Interest Earned/Paid	Average Yield/Rate (3)
	(Dollars in thousands)
Interest-earning assets:
Loans Receivable (4)(5)	$2,897,957	$154,199	5.32%	$3,196,538	$172,046	5.38%
Investment Securities	128,680	6,994	5.44%	99,733	5,331	5.35%
Other interest-earning assets (6)	269,403	11,766	4.37%	308,248	16,632	5.40%

Total Interest-earning assets	3,296,040	172,959	5.25%	3,604,519	194,009	5.38%

Non-interest-earning assets	124,310			124,441

Total assets	$3,420,350			$3,728,960

Interest-bearing liabilities:
Interest-bearing demand accounts	$522,139	$8,602	1.65%	$553,013	$9,701	1.75%
Money market accounts	416,002	13,204	3.17%	372,205	12,457	3.35%
Savings accounts	255,062	814	0.32%	264,430	620	0.23%
Certificates of Deposit	971,213	38,502	3.96%	1,153,235	55,442	4.81%

Total interest-bearing deposits	2,164,416	61,122	2.82%	2,342,883	78,220	3.34%
Borrowed funds	382,390	18,796	4.92%	511,916	23,768	4.64%

Total interest-bearing liabilities	2,546,806	79,918	3.14%	2,854,799	101,988	3.57%

Non-interest-bearing liabilities	555,324			554,037

Total liabilities	3,102,130			3,408,836
Stockholders’ equity	318,220			320,124

Total liabilities and stockholders’ equity	$3,420,350			$3,728,960

Net interest income		$93,041			$92,021

Net interest rate spread(1)			2.11%			1.81%

Net interest margin(2)			2.82%			2.55%

(1)	Net interest rate spread represents the difference between the average yield on average interest-earning assets and the average cost of average interest-bearing liabilities.
(2)	Net interest margin represents net interest income divided by average total interest-earning assets.
(3)	Annualized.
(4)	Excludes allowance for credit losses.
(5)	Includes non-accrual loans.
(6)	Includes Federal Home Loan Bank of New York Stock.

BCBP Reports Fourth Quarter 2025 Results

January 30, 2026

	Financial Condition data by quarter
	Q4 2025	Q3 2025	Q2 2025	Q1 2025	Q4 2024
	(In thousands, except book values)
Total assets	$3,279,466	$3,353,065	$3,380,461	$3,473,822	$3,599,118
Cash and cash equivalents	276,584	249,614	206,852	252,750	317,282
Securities	135,567	125,292	140,025	125,853	111,189
Loans receivable, net	2,691,091	2,788,932	2,860,453	2,917,610	2,996,259
Deposits	2,673,573	2,687,387	2,661,534	2,686,508	2,750,858
Borrowings	278,210	323,922	378,722	448,523	498,322
Stockholders’ equity	304,284	318,453	315,735	314,722	323,925
Book value per common share[1]	$16.15	$17.02	$16.89	$16.87	$17.54
Tangible book value per common share[2]	$15.85	$16.71	$16.59	$16.56	$17.23

	Operating data by quarter
	Q4 2025	Q3 2025	Q2 2025	Q1 2025	Q4 2024
	(In thousands, except for per share amounts)
Net interest income	$24,223	$23,711	$23,102	$22,005	$22,194
Provision for credit losses	12,195	4,080	4,891	20,845	4,154
Non-interest income	1,943	2,745	2,076	1,791	938
Non-interest expense	31,385	16,570	15,268	14,660	14,367
Income tax expense (benefit)	(5,385)	1,544	1,455	(3,385)	1,339

Net income (loss)	$(12,029)	$4,262	$3,564	$(8,324)	$3,272

Net income (loss) per diluted share	$(0.73)	$0.22	$0.18	$(0.51)	$0.16

Common Dividends declared per share	$0.08	$0.16	$0.16	$0.16	$0.16

	Financial Ratios(3)
	Q4 2025	Q3 2025	Q2 2025	Q1 2025	Q4 2024
Return on average assets	(1.44%)	0.50%	0.42%	(0.95%)	0.36%
Return on average stockholders’ equity	(14.99%)	5.35%	4.55%	(10.40%)	4.04%
Net interest margin	3.03%	2.88%	2.80%	2.59%	2.53%
Stockholders’ equity to total assets	9.28%	9.50%	9.34%	9.06%	9.00%
Efficiency Ratio[4]	119.95%	62.63%	60.64%	61.61%	62.11%

	Asset Quality Ratios
	Q4 2025	Q3 2025	Q2 2025	Q1 2025	Q4 2024
	(In thousands, except for ratio %)
Non-Accrual Loans	$63,255	$93,517	$101,764	$99,833	$44,708
Non-Accrual Loans as a % of Total Loans	2.32%	3.31%	3.50%	3.36%	1.48%
ACL as % of Non-Accrual Loans	53.3%	40.4%	49.8%	51.6%	77.8%
Individually Analyzed Loans	162,226	129,358	153,428	122,517	83,399
Classified Loans	188,876	228,255	266,847	251,989	152,714

(1)	Calculated by dividing stockholders’ equity, less preferred equity, to shares outstanding.
(2)

Calculated by dividing tangible stockholders’ common equity, a non-GAAP measure, by shares outstanding. Tangible stockholders’ common equity is stockholders’ equity less goodwill and preferred stock. See “Reconciliation of GAAP to Non-GAAP Financial Measures by quarter.”

(3)	Ratios are presented on an annualized basis, where appropriate.
(4)

The Efficiency Ratio, a non-GAAP measure, was calculated by dividing non-interest expense by the total of net interest income and non-interest income. See “Reconciliation of GAAP to Non-GAAP Financial Measures by quarter.”

BCBP Reports Fourth Quarter 2025 Results

January 30, 2026

	Recorded Investment in Loans Receivable by quarter
	Q4 2025	Q3 2025	Q2 2025	Q1 2025	Q4 2024
	(In thousands)
Residential one-to-four family	$226,708	$227,140	$230,917	$232,456	$239,870
Commercial and multi-family	2,095,711	2,135,385	2,177,268	2,221,218	2,246,677
Construction	73,963	110,824	116,214	118,779	135,434
Commercial business	252,229	279,976	315,333	330,358	342,799
Home equity	74,332	73,566	71,587	66,479	66,769
Consumer	3,580	2,042	2,075	2,271	2,235

	$2,726,523	$2,828,933	$2,913,394	$2,971,561	$3,033,784
Less:
Deferred loan fees, net	(1,741)	(2,198)	(2,283)	(2,467)	(2,736)
Allowance for credit losses	(33,691)	(37,803)	(50,658)	(51,484)	(34,789)

Total loans, net	$2,691,091	$2,788,932	$2,860,453	$2,917,610	$2,996,259

	Non-Accruing Loans in Portfolio by quarter
	Q4 2025	Q3 2025	Q2 2025	Q1 2025	Q4 2024
	(In thousands)
Residential one-to-four family	$1,554	$1,410	$1,436	$1,138	$1,387
Commercial and multi-family	52,159	70,546	91,480	89,296	32,974
Construction	4,897	2,310	586	586	586
Commercial business	4,351	18,777	7,769	8,374	9,530
Home equity	294	474	493	439	231
Consumer	—	—	—	—	—

Total:	$63,255	$93,517	$101,764	$99,833	$44,708

	Distribution of Deposits by quarter
	Q4 2025	Q3 2025	Q2 2025	Q1 2025	Q4 2024
	(In thousands)
Demand:
Non-Interest Bearing	$531,140	$536,908	$539,093	$542,620	$520,387
Interest Bearing	501,172	477,427	503,336	537,468	553,731
Money Market	426,138	422,424	428,397	405,793	395,004

Sub-total:	$1,458,450	$1,436,759	$1,470,826	$1,485,881	$1,469,122
Savings and Club	243,670	254,554	258,585	254,732	252,491
Certificates of Deposit	971,453	996,074	932,123	945,895	1,029,245

Total Deposits:	$2,673,573	$2,687,387	$2,661,534	$2,686,508	$2,750,858

BCBP Reports Fourth Quarter 2025 Results

January 30, 2026

	Reconciliation of GAAP to Non-GAAP Financial Measures by quarter
	Tangible Book Value per Share
	Q4 2025	Q3 2025	Q2 2025	Q1 2025	Q4 2024
	(In thousands, except per share amounts)
Total Stockholders’ Equity	$304,284	$318,453	$315,735	$314,722	$323,925
Less: goodwill	5,253	5,253	5,253	5,253	5,253
Less: preferred stock	25,243	25,243	25,243	25,243	24,723

Total tangible common stockholders’ equity	273,788	287,957	285,239	284,226	293,949
Shares common shares outstanding	17,274	17,228	17,194	17,163	17,063
Book value per common share	$16.15	$17.02	$16.89	$16.87	$17.54

Tangible book value per common share	$15.85	$16.71	$16.59	$16.56	$17.23

	Efficiency Ratios
	Q4 2025	Q3 2025	Q2 2025	Q1 2025	Q4 2024
	(In thousands, except for ratio %)
Net interest income	$24,223	$23,711	$23,102	$22,005	$22,194
Non-interest income	1,943	2,745	2,076	1,791	938

Total income	26,166	26,456	25,178	23,796	23,132
Non-interest expense	31,385	16,570	15,268	14,660	14,367

Efficiency Ratio	119.95%	62.63%	60.64%	61.61%	62.11%